                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                               AMENDMENT NO. 1 TO
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      FAMILY STEAK HOUSES OF FLORIDA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                      FAMILY STEAK HOUSES OF FLORIDA, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (set forth the amount on which the filing fee is calculated and state how it was determined).

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                         FAMILY STEAK HOUSES LETTERHEAD

DEAR SHAREHOLDERS:

         It is time once again for our Annual Meeting. Although there is only one item of business on the Agenda, this Annual Meeting will, in many ways, be the most significant Annual Meeting in our Company's history.


         As discussed in more detail in the enclosed Proxy Statement, at this year's Annual Meeting, you will be asked to elect a Board of Directors and adopt a vision for our Company's future. As you know, the Board of Directors sets strategy for our Company and, with the assistance of our officers, implements that strategy. Your current Board of Directors is in the midst of implementing a long term strategy which is on its way to returning the Company to growth and profitability. That plan has seen us undertake the tasks of closing unprofitable restaurants, remodeling existing restaurants, and building new restaurants in high growth locations with higher profit potential. As indicated by 1998's $700,000 improvement over the loss suffered in 1997 and the substantial increase in net income in the first quarter of 1999, this plan is working. At the same time, your Board has actively been engaged in discussions with various parties regarding strategic alternatives designed to enhance shareholder value. We are asking you to re-elect your current Board of Directors for another year so that we can continue to implement our strategic plan.


         The Company has also been advised by one of its Directors, Mr. Glen Ceiley, that he and his company, Bisco Industries, Inc., intend to solicit proxies for the election of an alternate slate of Directors. If you were a shareholder of our Company two years ago, you remember Mr. Ceiley and Bisco. In 1997, they engaged in a takeover attempt that included a tender offer and proxy contest. They attacked the Company's management and Board of Directors but were unable to articulate any strategic plan of their own. The shareholders of the Company at that time rejected Bisco's takeover efforts and supported the Company and its Board of Directors. And we sincerely appreciated your vote of confidence. Now, Bisco is back again and seeking to take control of the Company by election of their own Board.


         We don't believe anything has changed with Bisco, and we urge you to reject their proposed slate of Directors. Bisco still does not have any strategic plan which they would submit as a better alternative to what the Company is already doing. In fact, as part of an effort to resolve the takeover attempt in 1997, the Board of Directors appointed Glen Ceiley and his nominee, Jay Conzen, to the Board of Directors under a Standstill and Settlement Agreement (now expired). They have now served on the Board of Directors for more than one year. During that time, we believe we have been able to work together in the best interest of our Company and you, its shareholders. They have supported management's efforts to close older, unprofitable restaurants and replace them with new restaurants. However, Mr. Ceiley and Mr. Conzen have failed to put before the Board any proposals which would improve the performance of the Company's operations or offer better long term value than those already put in place by the Board of Directors prior to their joining. In fact, the only proposal advanced by Mr. Ceiley is a sale of the Company's restaurant operations and a reinvestment of the proceeds of that sale in the distribution industry, the industry in which Mr. Ceiley says he has worked for 35 years.

         As the Company has previously disclosed, we are actively considering strategic alternatives that will enhance shareholder value. However, if and when those considerations lead to a sale of the Company's restaurant operations or a merger with another company, then it is the intention of the present Board of Directors to distribute the proceeds to you, the shareholders. We believe that our stock is severely undervalued at its current trading prices. We believe that any ultimate transaction will produce a significant return over an investment at our current stock price. We believe our investors are deserving of that return and intend to put the money in your hands. We do not agree with Bisco's proposal to retain the proceeds of any such sale in the Company and reinvest it in the distribution industry or possibly some other unnamed industry as Bisco says they will do. We believe that our shareholders are capable of making their own investment decisions, and we would not presume to make those decisions for you.

         Those are the alternatives facing you at this year's Annual Meeting. Re-elect the current Board of Directors which has a well articulated plan for the Company, is successfully implementing that plan and has the announced intention of distributing the proceeds of any sale of the Company's assets to you, its rightful owners OR elect Bisco's Board of Directors with their unknown strategy for operating the Company and announced strategy of retaining and reinvesting the proceeds of any sale or merger. I urge you to re-elect your current Board of Directors. Please sign and return the enclosed WHITE proxy card today.


         As always, thank you for your support.

                           Very truly yours,



                           /s/ Lewis E. Christman, Jr.
                           Lewis E. Christman, Jr.
                           President and Chief Executive Officer

                      FAMILY STEAK HOUSES OF FLORIDA, INC.
                             2113 FLORIDA BOULEVARD
                          NEPTUNE BEACH, FLORIDA 32266

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


         You are cordially invited to attend the Annual Shareholders' Meeting to be held at the Sea Turtle Inn, One Ocean Boulevard, Atlantic Beach, Florida 32233, on Wednesday, July 21, 1999 at 10:00 a.m. for the purpose of:


         1.       Electing Directors; and

         2. Transacting such other business as may properly come before the meeting.


         The Board of Directors has fixed the close of business on June 4, 1999 as the record date for determining shareholders entitled to vote at the Meeting. Only shareholders of record at the close of business on that date will be entitled to vote at the Meeting.

         THE COMPANY'S BOARD OF DIRECTORS URGES YOU TO SIGN, DATE AND RETURN TODAY THE WHITE PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

         DO NOT RETURN THE GOLD PROXY CARD SENT TO YOU BY BISCO.

         If you have already signed Bisco's proxy card, you can revoke it by signing, dating and mailing the enclosed WHITE proxy card in the enclosed envelope. The latest dated proxy card is the one that counts. Regardless of the number of shares that you own, your vote is very important.

         If your shares are held through a bank, broker, nominee or other representative, only that entity may execute a proxy. Please contact the representative for your account and request the representative to execute the WHITE proxy card on your behalf.

         If you require any assistance, please call _______________ at (800)
_______.


                                 Lewis E. Christman, Jr.
                                 President & CEO

Date: June 11, 1999

                      FAMILY STEAK HOUSES OF FLORIDA, INC.
                             2113 Florida Boulevard
                          Neptune Beach, Florida 32266

                                 PROXY STATEMENT
                                       FOR
                       1999 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION


         The solicitation of the enclosed proxy is made by and on behalf of the Board of Directors of Family Steak Houses of Florida, Inc. (the "Company") to be used at the 1999 Annual Meeting of Shareholders, which will be held at the Sea Turtle Inn, One Ocean Boulevard, Atlantic Beach, Florida, at 10:00 a.m. on Wednesday, July 21, 1999. The principal executive offices of the Company are located at 2113 Florida Boulevard, Neptune Beach, Florida 32266. The approximate mailing date of this Proxy Statement is June 11, 1999.


         The proxy may be revoked at any time before it is exercised by giving notice of revocation to the Secretary of the Company, by submitting a signed proxy bearing a later date or by attending the Annual Meeting of Shareholders and voting in person. The shares represented by proxies in the form solicited by the Board of Directors will be voted at the meeting. Where a choice is specified with respect to a matter to be voted upon, the shares represented by the proxy will be voted in accordance with such specification. If no choice is specified, such shares will be voted "FOR" Proposals 1 and 2.

PROPOSAL 1: ELECTION OF DIRECTORS

         The Company has nominated for re-election those seven (7) Directors currently serving on the Company's Board of Directors. The Company is currently engaged in the implementation of a long term strategic plan designed to return the Company to growth and profitability and enhance shareholder value. One of the Company's Directors, Mr. Glen Ceiley, is seeking proxies for an alternative slate of Directors. Mr. Ceiley's proxy statement describes his vision for the Company and states why he believes you should vote for his nominees. The Company believes that it offers the best choice for the reasons set forth below.

         First, the Company is actively taking steps to enhance shareholder value. The Company's current Board of Directors recognizes that the Company's stock price has been trading at severely undervalued prices in recent years. Therefore, as the Company has previously disclosed, last year it retained J.H. Chapman & Company, LLC, an investment banking firm specializing in the restaurant industry, to assist the Board in identifying and evaluating strategic opportunities to enhance shareholder value. Those efforts are ongoing. The Company's current management and Board believe that there are strategic opportunities which, if realized upon, would significantly reward our shareholders. Mr. Ceiley and his company, Bisco Industries, Inc. ("Bisco"), share this belief.

         However, there is a fundamental difference between the Company's position and Bisco's position with respect to strategic alternatives: if the current Board is re-elected, it is the Board's intention to distribute the proceeds of any strategic sale of assets or merger directly to you, the shareholders. On the other hand, if Bisco's slate of Directors is elected, it is their stated intention to dispose of the Company's restaurant assets and reinvest the proceeds of that sale in acquiring companies similar to Bisco's business.

         Your Company's Board of Directors believes that its shareholders are entitled to the rewards of any disposition of assets or merger. Therefore, we believe that the strategic plan of the current Board offers you, the shareholder, the best opportunity for a return on your investment.


         Second, the current Board of Directors is engaged in the implementation of an operational plan designed to return the Company to growth and profitability. There can be no assurance that the current Board's efforts to consummate a strategic transaction will meet with success in any given time frame. Therefore, the Company must continue to actively manage its business operations. You will recall that the Company announced two years ago its plan to close unprofitable restaurants, remodel existing restaurants and build new ones. It is in the middle of that plan. 1998 financial performance, while not as strong as we had hoped, represented a $7000,000 improvement over the loss in 1997. That is the proof that our plan is working.


         The Company continues to proceed on the path it has laid out. In January of this year, we closed two restaurants that cost our Company money in 1998. In addition, we are monitoring four underperforming restaurants which do not lose money on a cash basis but demand an inordinate amount of time and divert scarce management resources from more profitable restaurants. The two closed restaurants and the four underperforming restaurants are all listed for sale. The closure of these restaurants and listing of units for sale is part of a plan to redeploy our capital and utilize financing opportunities to open new restaurants. The Company opened one new restaurant in Deland, Florida in April 1999. The Company believes this new restaurant has tremendous profit potential. The Company has also signed a lease on a new restaurant in Tampa, Florida and anticipates opening it in August 1999. With the franchisor's support and assistance, the Company is engaged in a search for two additional sites for new restaurants. The Company plans to purchase those two additional restaurant sites in 1999 and open at least two new restaurants in 2000.


         The Company's plan to improve operations while it strives to consummate a strategic transaction also includes efforts to improve results at existing restaurants. Total sales at the Company's restaurants were up 3.9% in 1998. While a large portion of that increase was attributable to the success of our new restaurant in Leesburg, Florida, same store sales increased by 1.1%. This represents the first same store sales increase over a previous year since 1987. This same store sales increase comes at a time when the Company's restaurants continue to face increasing competitive pressures in the Florida restaurant market with competitors' new or remodeled restaurants frequently opening in areas close to the Company's outlets.

         The Company has been able to improve its operations and results due, in large part, to the qualified and experienced team that manages the Company. Effective management is critical to the Company's continuing efforts to improve operating results. Bisco has not disclosed its plan for managing the Company if the current management team is not retained. The Company believes that election of the Bisco slate may significantly disrupt ongoing operations through the possible loss of the institutional knowledge and years of restaurant industry experience of the Company's senior management as well as potential turnover among the Company's restaurant managers.

        The Company's management also believes that Bisco's strategy and other actions will result in higher costs to the Company. For instance, if Bisco's slate of directors is elected, a Change in Control will be deemed to have occurred under the Company's employment agreements, and the Company will become obligated to pay over $800,000 in severance to Company executives. These payments may also be triggered if the Company engages in a strategic transaction; however, there can be no assurance that either the Company's current management or Mr. Ceiley's proposed slate will be able to implement a strategic transaction. On the other hand, election of the Bisco slate will definitely result in the Company's obligation to pay $800,000 in severance whereas election of the Company's slate will not.

         The Bisco strategy to retain and reinvest proceeds from any strategic transaction is also likely to result in the Company paying higher taxes than would be due if the proceeds from any strategic transaction were distributed to the shareholders. In order to retain the proceeds from any strategic transaction, Mr. Ceiley would have to structure the transaction as a sale of the Company's assets. To the extent that the sale price for the assets exceeds the book value of the assets, the Company would have to pay tax on this gain. This tax payment would reduce the proceeds available for distribution to the shareholders or for investment in an acquisition program. Since management's plan would result in the sale of the Company's shares with the acquirer paying shareholders for their shares directly, there would be no tax at the Company level and the shareholders would receive the full purchase price paid by any acquirer.

         The Company's Long Term Incentive Plan provides that options granted thereunder will become immediately exercisable upon certain events including a determination by the Board or a designated committee in its sole discretion that a person (other than a person who exercised a controlling influence as of the Long Term Incentive Plan's effective date) directly or indirectly exercises a controlling influence over the management or policies of the Company. This section may be triggered if the Bisco slate of directors is approved. Messrs. Alexander and Christman hold options under this plan.


         The Company believes that the path set up by the current Board of Directors is the correct path. In contrast, Bisco seeks your proxy without having articulated any sound alternatives to the Company's proposals. Since Mr. Ceiley and his nominee, Jay Conzen, joined the Board of Directors under the Standstill and Settlement Agreement (which expired in February 1999), they have generally agreed with management's strategies and have failed to put before the Board any proposals to improve the Company's operations. Moreover, they have not ever fully described the other opportunities they have in mind for investing the proceeds from any sale, merger or other strategic transaction.

         The Company has included Messrs. Ceiley and Conzen on its proposed slate of Directors because Mr. Ceiley and Bisco own close to 20% of the Company's outstanding shares and it seems fitting to provide them with representation on the Board of Directors. Management believes that Messrs. Ceiley and Conzen will continue to support the Company's efforts to identify and consummate a strategic transaction and, as stated in the Bisco proxy statement, also to support management's plan of closing unprofitable restaurants and opening new restaurants with high growth potential. As discussed previously, they diverge from the Company's plan with respect to how the proceeds from any transaction should be used.


         The Company does not believe that Bisco and its slate of Directors can achieve any better results than the Company's current Board of Directors. In fact, the Company believes that placing control of the Company in a Board of Directors controlled by Ceiley and Bisco would jeopardize shareholder value.

         The current proxy solicitation by Mr. Ceiley for your Board of Directors is just his latest attempt at gaining control of a public company. In 1997, you and the other shareholders at the time rejected Mr. Ceiley's efforts to gain control of this Company. The Company urges you reject this latest attempt to gain control of your Company.

         THE COMPANY URGES YOU TO VOTE FOR ITS SLATE OF DIRECTORS AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

         The Board of Directors recommends that the shareholders vote for the election of the seven (7) nominees listed below to serve as directors for the terms outlined below and until their successors are elected and qualified.

BIOGRAPHICAL AND OWNERSHIP INFORMATION ON NOMINEES FOR DIRECTOR

         Mr. Christman was appointed in February 1993 and elected by the shareholders at the 1993 annual meeting. Messrs. Gray and Glickstein were appointed in June 1994 and elected by the shareholders in August 1994. Mr. Alexander was appointed to the Board in July 1996 and elected by the shareholders in July 1997. Mr. Howard was appointed to the Board in February 1998 and elected by the shareholders in July 1998. Mr. Ceiley and Mr. Conzen were appointed to the Board in February 1998, pursuant to the Standstill Agreement between the Company and Bisco and affiliates (which expired in February 1999), and elected by the shareholders in July 1998.

         Should any one or more of the nominees become unavailable to accept nomination or election as a director, the enclosed proxy will be voted for such other person or persons as the Board of Directors may recommend, unless the Board reduces the number of directors.

                                                                                     Common Stock
                                                                                     Beneficially Owned    Percent
                                                                                     as of                   of
Name                                Business Experience and Age                      April 8,1999(1)       Class(2)
---------------------------------------------------------------------------------------------------------------------
Lewis E.Christman, Jr.              President & CEO of the Company since                   42,282           1.73%
                                    April 1994. Purchasing consultant to the
                                    Company from January 1994 to March 1994.
                                    Chairman of the Board of Neptune Marketing
                                    Inc. (food broker) from 1979 to 1989.  Age 79.

Edward B. Alexander                 Vice President of Finance of the                       34,200           1.40%
                                    Company since December 1996.
                                    Secretary/Treasurer of the Company
                                    from November 1990 to December 1996;
                                    Controller of the Company from January
                                    1989 to April 1990. Age 40.

Joseph M. Glickstein, Jr.           Partner, Glickstein & Glickstein,                      27,899           1.16%
                                    law firm since 1950. Age 72.

Richard M. Gray                     Partner, Gray & Kelley, CPAs, since                    27,899           1.16%
                                    1973. President & Director of
                                    Universal Marion Corp. since 1973.
                                    Age 67.

G. Alan Howard                      Senior Vice President and  Senior Counsel              19,961             .8%
                                    of  Homeside Lending  since March 1998.
                                    Of Counsel to Milam, Otero, Larsen, Dawson
                                    & Traylor, P.A. since March 1998. Attorney
                                    at Mahoney Adams & Criser, P.A.
                                    from March 1993 to December 1997
                                    (Partner, January 1996 - December 1997).
                                    Served as general counsel
                                    to the Company from April 1994 to
                                    February 1998. Age 37

Glen F. Ceiley                      President and Chief Executive Officer                 471,323           19.6%
                                    of Bisco Industries, Inc. , a
                                    distributor of fasteners and electronic
                                    components since 1973.  Age 53.

Jay Conzen                          Principal of Jay Conzen Investments                       ---           ----
                                    (investment advisor) since October 1992.
                                    Age 52.

(1) Included in such beneficial ownership are shares of Common Stock issuable upon the exercise of certain options exercisable immediately or within sixty (60) days of April 8, 1999, as follows: Lewis E. Christman, Jr., 40,000 shares; Edward B. Alexander, 26,700 shares.

(2) The percentages represent the total of the shares listed in the adjacent column divided by the issued and outstanding shares of Common Stock as of April 8, 1999, plus any stock options or warrants exercisable by such person within 60 days following April 8, 1999.

(3) More detailed information on Mr. Ceiley's beneficial ownership is set forth in the chart entitled "Security Ownership of Certain Beneficial Owners and Management" on page ___ of this Proxy Statement.

         There are no family relationships between any of the nominees and executive officers of the Company.


         In May 1998, Bisco, without admitting or denying any allegations, consented to the entry by the Securities and Exchange Commission (the "Commission") of an order requiring Bisco to cease and desist from committing or causing violations of Rule 10b-13 of the Securities and Exchange Act of 1934. The order resulted from an inquiry related to Bisco's purchase of certain shares of the Company's common stock during the pendency of its tender offer.


RECORD DATE AND VOTING SECURITIES


         The Board of Directors has fixed the close of business on June 4, 1999 as the record date for determination of shareholders entitled to vote at the meeting. Holders of the Company's common stock, par value $0.01 per share (the "Common Stock") as of June 4, 1999 will be entitled to one vote for each share held, with no shares having cumulative voting rights. No other class of the Company's securities is entitled to vote at the meeting. As of June 4, 1999, the Company had outstanding 2,408,946 shares of Common Stock.


VOTING PROCEDURES

         Under Florida law and the Amended and Restated Bylaws of the Company (the "Bylaws"), a majority of shares of the Common Stock entitled to vote, represented by person or proxy, constitutes a quorum at a meeting of shareholders.

         Under the Florida Business Corporation Act, directors are elected by a plurality of the affirmative votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Generally, other matters are approved if a quorum exists and the votes cast by the holders of the shares represented at the meeting at which a quorum is present and entitled to vote on the subject matter favoring the action exceed the votes opposing the action.

         Under Florida law, abstentions and broker non-votes have no effect on the election of directors. A broker non-vote generally occurs when a broker who holds shares in street name for a customer does not have authority to vote on certain non-routine matters under the rules of the market on which the stock is traded because the beneficial owner of the shares held in street name has not provided voting instructions on the matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND OF MANAGEMENT

         The table set forth below presents certain information regarding beneficial ownership of the Company's Common Stock (the Company's only voting security), as of April 8, 1999, by (i) each shareholder known to the Company to own, or have the right to acquire within sixty (60) days, more than five percent (5%) of the Common Stock outstanding and (ii) all officers and director nominees of the Company as a group. The shares of Common Stock beneficially owned by each director nominee are shown in the table beginning on page 4 of this Proxy Statement. All share amounts have been adjusted to reflect the results of a reverse stock split effective March 4, 1998.

                                            Amount of Common
         Name and Address of                Stock Beneficially                 Percent of
         Beneficial Owner                   Owned                              Class
         ---------------------------------------------------------------------------------
         Glen F. Ceiley                     471,323(1)                         19.6%
         Bisco Industries, Inc.
         704 W. Southern Avenue
         Orange, CA  92865

         Cerberus Partners, L.P.            140,000(2)                          5.5%
         950 Third Ave., 20th Floor
         New York, New York 10022

         All Officers and Director          623,563(3)                         25.2%
           Nominees as a Group
           (7 Persons)


         (1) Based on information set forth in Amendment No. 11 to Schedule 13D filed with the Commission on April 26, 1999, Bisco owns 344,031 shares; Glen F. Ceiley, President and a director of Bisco, owns 22,494 shares, individually; the Bisco Industries Profit Sharing and Savings Plan (the "Bisco Plan") owns 104,798 shares. Mr. Ceiley has the sole power to vote and dispose of the shares of Common Stock he owns individually and the power to vote and to dispose of the shares owned by Bisco and the Bisco Plan.


         (2) Represents shares of Common Stock issuable upon the exercise of certain stock purchase warrants issued October 1, 1988 and March 14, 1995, pursuant to which the holders thereof have the right to purchase an aggregate of up to 140,000 shares for $2.00 per share. None of such shares are outstanding.


         (3) Includes an aggregate of 66,700 shares of Common Stock which certain of the Company's executive officers and directors have the right to acquire immediately or within sixty days (60) upon the exercise of certain options granted pursuant to the Company's various stock option plans.

BOARD OF DIRECTORS AND STANDING COMMITTEES

         The business of the Company is under the general management of a Board of Directors as provided by the Florida Business Corporation Act. In accordance with the Bylaws of the Company, which empower the Board of Directors to appoint such committees as it deems necessary and appropriate, the Board of Directors has appointed an Audit Committee and an Executive Compensation Committee.

         The Audit Committee's basic functions are to assist the Board of Directors in discharging its fiduciary responsibilities to the shareholders and the investment community in the preservation of the integrity of the financial information published by the Company, to maintain free and open means of communication between the Company's directors, independent auditors and financial management, and to ensure the independence of the independent auditors. Currently, the members of the Audit Committee are Directors Conzen, Gray and Glickstein, each of whom are non-employee Directors, and Director Christman. The Audit Committee held one meeting during fiscal year 1998. All members of the Audit Committee attended this meeting.

         The Executive Compensation Committee administers the Company's stock option plans and is responsible for granting stock options to officers and managerial employees of the Company. It is also responsible for establishing the salary paid to the Chief Executive Officer and, in consultation with the CEO, the salaries of the other executive officers of the Company. The current members of the Executive Compensation Committee are Directors Ceiley, Glickstein and Gray, each of whom are non-employee Directors, and Director Christman. The Executive Compensation Committee held two meetings during fiscal year 1998. All members of the Committee attended these meetings.

         The Board of Directors held 11 meetings during fiscal year 1998. Each of the directors attended at least 75% of the meetings of the Board of Directors.

         The Board of Directors does not have a Nominating Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Mr. Christman, the Company's Chief Executive Officer, served as a member of the Executive Compensation Committee in 1998. He does not participate in any discussions or decisions regarding his own compensation.

         Director Glickstein is a partner with the law firm of Glickstein & Glickstein, P.A. which has been retained by the Company in fiscal year 1998 and may be retained to provide legal advice to the Company from time to time in the future.

DIRECTOR COMPENSATION

         Five of the seven director nominees are not employees of the Company. In order to attract and retain highly qualified independent directors through an investment interest in the Company's future success, the Company enacted in l985 a non-qualified Stock Option Plan for Non-Employee Directors (the "Director's Plan").

         Each director eligible under the Directors Plan annually receives an option to purchase 1,800 shares of Common Stock. Typically options are granted on the first business day of each calendar year, at an option exercise price per share equivalent to a price such that the aggregate fair market value on the date of grant for all shares subject to the options exceeds the aggregate option exercise price by the amount of $10,000. Options granted under the Director's Plan are immediately exercisable and expire five years from the date of grant.

         On January 4, 1999 options were granted to Directors Gray, Glickstein and Howard for the purchase of 1,800 shares each at a purchase price of $.01 per share. Since the price of the stock was $.813 on January 4, 1999, the Company granted an additional 10,661 shares to each eligible director at a purchase price of $.01 per share so that the market value of all options granted in 1999 exceeded the option exercise price by $10,000.


         Since Mr. Ceiley and Bisco were limited by the Standstill and Settlement Agreement and the Shareholder Rights Agreement to 19.9% ownership of the Common Stock, Mr. Ceiley and Mr. Conzen (as an affiliate of Bisco) were paid $10,000 each in cash for their director compensation.


         Directors who are full-time employees of the Company receive $100 for each Board of Directors meeting attended. Directors who are not employees of the Company receive a fee of $500 for each Board of Directors meeting attended. No fees are awarded directors for attendance at meetings of the Audit or Executive Compensation Committees of the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Pursuant to the Standstill and Settlement Agreement with Bisco and its affiliates, on February 27, 1998 the Company sold 141,340 shares of the Common Stock to Bisco at a purchase price of $2.16, which was the average closing price of the Common Stock for the ten trading days immediately preceding the date of the sale. The total price paid by Bisco to the Company was $305,312. Director Ceiley is the President of Bisco.


         Mr. Howard is of counsel to the law firm of Milam, Otero, Larsen, Dawson and Traylor, P.A. which was retained by the Company to provide legal advice during 1998 and may be retained to provide legal advice to the Company from time to time in the future.


STANDSTILL AND SETTLEMENT AGREEMENT



         On February 24, 1998, the Company entered into a one-year Standstill and Settlement Agreement with Bisco and its affiliates. This Standstill and Settlement Agreement expired on February 24, 1999. In accordance with this agreement, Bisco agreed, among other things, to (i) support the Company's proposed reverse stock split and, for a period of one year, (ii) vote shares of the Company's stock owned by Bisco in favor of the Company's slate of Director nominees for the 1998 Annual Meeting of Shareholders, (iii) acquire no more than 19.9% of the total outstanding shares of the Common Stock, (iv) not initiate the solicitation of proxies or any shareholder vote with respect to the Common Stock in opposition to the recommendations of the Board of Directors on any matter (except certain "anti-takeover" measures proposed by the Board of Directors), or
(v) not initiate any legal action against the Company or its Directors.

         In accordance with the Standstill and Settlement Agreement, the Company agreed for a period of one year, among other things, to (i) appoint two Bisco nominees to the Company's Board of Directors and nominate and vote for such nominees for election at the 1998 Annual Meeting of Shareholders, (ii) dismiss without prejudice litigation claims previously filed against Bisco, (iii) amend the Company's Rights Agreement (as described above) to increase from 15% to 20% (with respect to Bisco only) the percentage of the Common Stock which would trigger the distribution of Rights under the Rights Agreement, (iv) allow Bisco to acquire up to 19.9% of the Common Stock through a purchase of 141,340 shares directly from the Company at the average closing price of the Common Stock over the ten trading days preceding the stock sale and (v) grant Bisco a limited release from claims, damages or actions arising from certain actions by Bisco prior to the date of the Standstill and Settlement Agreement subject to certain limitations.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires certain officers of the Company and its directors, and persons who beneficially own more than ten percent of any registered class of the Company's equity securities, to file reports of ownership in such securities and changes in ownership in such securities with the Commission and the Company.

         Based solely on a review of the reports and written representations provided to the Company by the above referenced persons, the Company believes that during 1998 all filing requirements applicable to its reporting officers, directors and greater than ten percent beneficial owners were timely satisfied.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

         The Executive Compensation Committee (the "Committee"), currently consisting of Directors Ceiley, Christman, Glickstein and Gray, uses the following objectives as guidelines for its executive compensation decisions: to provide a compensation package that will attract, motivate and retain qualified executives; to ensure a compensation mix that focuses executive behavior on the fulfillment of annual and long-term business objectives; and to create a sense of ownership in the Company that causes executive decisions to be aligned with the best interests of the Company's shareholders.

         The Company's compensation package in 1998 for its executive officers consisted of base salary and stock option grants. The Committee (with Mr. Christman abstaining) determined the salary level for the Company's Chief Executive Officer. The Chief Executive Officer, in consultation with the Committee, made decisions regarding salary recommendations regarding stock option grants to other executive officers of the Company.

         GENERAL COMPENSATION POLICIES

         In general, base salary levels are set at the minimum levels believed by the Company's Chief Executive Officer to be sufficient to attract and retain qualified executives when considered with the other components of the Company's compensation structure.

         The Company's Chief Executive Officer adjusts salary levels for executive officers based on achievement of specific annual performance goals, including personal, departmental and overall Company goals depending upon each officer's specific job responsibilities. The Chief Executive Officer also uses his subjective judgment, based upon such criteria as the executive's knowledge of and importance to the Company's business, willingness and ability to accomplish the tasks for which he or she was responsible, professional growth and potential, the Company's operating earnings and an evaluation of individual performance, in making salary decisions. Compensation paid to executive officers in prior years is also taken into account. No particular weighting is applied to these factors.

         Each of the Committee and Chief Executive Officer may determine that the Company's financial performance and individual achievements merit the payment of annual bonuses. In recent years, no bonuses have been awarded to any officers of the Company.

         The non-employee members of the Committee determine stock option grants to the Chief Executive Officer. The Committee determines annual stock option grants to other executive officers and employees based on recommendations of the Chief Executive Officer. Stock options are intended to encourage key employees to remain employed by the Company by providing them with a long term interest in the Company's overall performance as reflected by the market price of the Company's Common Stock. In making awards in 1998, the Chief Executive Officer and the Committee considered, without assigning a particular weighting, the number of options previously granted to the executive, the executive's salary, the Company's performance and the need for a long term focus on improving shareholder value.

         The Committee will consider any federal income tax limitations on the deductibility of executive compensation in reaching compensation decisions and will seek shareholder approval where such approval will eliminate any limitations on deductibility.

         CEO COMPENSATION

         Pursuant to an Employment Agreement entered into by the Company in January 1998, Mr. Christman received an annual salary of $130,000 in 1998. In January 1998, the Committee revised Mr. Christman's Employment Agreement to include a change in control payment provision and in November 1998 extended the Agreement through January 2000. The Committee believed that the change in control provision was necessary due to uncertainties created by the Company's exploration of strategic options with an investment banking firm. The revised Employment Agreement includes a provision which allows the Company's Board of Directors to eliminate the change in control payment provision under certain circumstances.

         Respectfully Submitted,


         Glen F. Ceiley
         Lewis E. Christman, Jr.
         Joseph M. Glickstein, Jr.
         Richard M. Gray

EXECUTIVE COMPENSATION

         The summary compensation table below sets forth a summary of the compensation earned by the Company's Chief Executive Officer from 1996 to 1998. No disclosure of compensation paid to other executive officers is required as the total salary and bonus paid to such executive officers does not exceed the reporting threshold of $100,000.

                           SUMMARY COMPENSATION TABLE

                                            Annual Compensation                   Long Term Compensation
                                            -------------------                   ----------------------

Name and
Principal                                                       Other Annual      All Other
Position                          Year          Salary($)(1)    Compensation(2)   Compensation($) (3)
--------                          ----          ------------    ---------------   -------------------
Lewis E. Christman, Jr            1998            $130,000            -0-                $  983
President & CEO                   1997             130,000          $20,000              $1,625
                                  1996             130,000            -0-                $1,625

         (1)      Salary:  Total base salary paid during the year.

         (2) Other Annual Compensation: Specific forms of cash and non-cash compensation paid, awarded or earned not properly categorized as salary or bonus and designated as Other Annual Compensation under the rules and regulations of the Commission.

                  The value of all personal benefits and perquisites received by Mr. Christman was less than the required reporting threshold, except for an automobile allowance of $20,000 paid to Mr. Christman in 1997. This automobile allowance is paid every other year under the terms of Mr. Christman's Employment Agreement.

         (3) All Other Compensation: All other compensation that does not fall under any of the aforementioned categories. Amounts shown include contributions of $983, $1,625 and $1,625 to the Company's 401(k) Plan on behalf of Mr. Christman to match a portion of his deferred contributions in 1998, 1997, and 1996, respectively.

OPTION EXERCISES AND YEAR-END OPTION VALUE

         The following table sets forth information concerning the number and value of unexercised options to purchase the Company's Common Stock held by Mr. Christman at fiscal year end.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                         YEAR, AND YEAR-END OPTION VALUE

                                                            Number of Securities      Value of
                                                            Underlying                Unexercised
                                                            Unexercised               In-the-Money
                               Shares                       Options at Fiscal         Options at Fiscal
                               Acquired                     Year-End (#)              Year-End ($)
                               On Exercise     Value        -------------             -----------------
                               In 1998         Realized     Exercisable/              Exercisable/
                               (#)             ($)          Unexercisable             Unexercisable (1)
                               -----------     --------     -------------             -----------------
Lewis E. Christman, Jr.             -             -          40,000 /  -                   - / -

1) Market value of underlying securities at year end ($.94 at December 30, 1998, the last trading day of the Company's fiscal year), minus the exercise price of $2.00.

EMPLOYMENT AGREEMENTS

         In November 1998, the Company extended until January 26, 2000 its employment agreement with Lewis E. Christman, Jr., providing for continued base compensation of $130,000 per year, in addition to medical, disability and other benefits in accordance with Company policy, such stock options as may be granted by the Board of Directors from time to time and a bi-annual automobile allowance. The agreement further provides that Mr. Christman will be entitled to receive, in a lump sum, the salary due for the remaining term of the agreement upon the Company's termination of his employment "without cause" (as defined in such agreement).

         The Employment Agreement also contains a change in control provision enabling Mr. Christman to resign from the Company upon a Change in Control of the Company (as defined in the Employment Agreement) and receive termination payments equal to 2.5 times his annual salary and highest bonus amount, if any, received during the last three fiscal years as well as a prorated bonus amount based on such highest bonus earned, if any, in last three fiscal years. This right to resign and receive termination payments extends for six (6) months after the date of the Change in Control (the "Trigger Date"). If the CEO does not elect to resign, the Employment Agreement provides that (a) the Company will continue to employ the CEO for two years after the Trigger Date, (b) his incentive opportunities and benefits will be the greater of those
(i) in effect immediately prior to the Trigger Date or (ii) provided by the Company to executives with comparable duties, and (c) his position, authority and duties will not be adversely affected during the term of his post-Trigger Date employment. The election of the Bisco slate of Directors would constitute a Change in Control under this Employment Agreement.


         In November 1998, the Company extended until January 26, 2000 its employment agreement with its Chief Financial Officer, Edward B. Alexander and increased his base compensation of $100,000 per year. Mr. Alexander is also eligible for medical, disability and other benefits in accordance with company policy and such stock options as may be granted by the Board of Directors from time to time. The agreement further provides that Mr. Alexander will be entitled to receive, in a lump sum, the salary due for the remaining term of the agreement upon the Company's termination of his employment "without cause" (as defined in such agreement).

         This employment agreement also contains a change in control provision enabling Mr. Alexander to resign from the Company upon a Change in Control of the Company (as defined in such agreement) and receive termination payments equal to 2.5 times his annual salary and highest bonus amount, if any, received during the last three fiscal years as well as a prorated bonus amount based on such highest bonus earned, if any, in last three fiscal years. This right to resign and receive termination payments extends for six (6) months after the date of any Change in Control (the "Trigger Date"). If Mr. Alexander does not elect to resign, the agreement provides that (a) the Company will continue to employ Mr. Alexander for two years after the Trigger Date, (b) his incentive opportunities and benefits will be the greater of those (i) in effect immediately prior to the Trigger Date or (ii) provided by the Company to executives with comparable duties, and (c) his position, authority and duties will not be adversely affected during the term of his post-Trigger Date employment.


COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

         The Commission requires a five-year comparison of stock price performance of the Company with both a broad equity market index and a published industry index or peer group. The Company's total return compared with the NASDAQ market index and the Media General Restaurant Index is shown on the following graph. The Media General Restaurant Index includes 243 publicly held restaurant companies.

         This graph assumes that $100 was invested on January 1, 1994 and all dividends were reinvested in the Company's Common Stock and the other indices. Each of the indexes is weighted on a market capitalization basis at the time of each reported data point.

                                    12/31/93     12/31/94      12/31/95      12/31/96      12/31/97      12/31/98
                                    --------     --------      --------      --------      --------      --------
The Company                          $100       $    56.26    $   156.26    $   125.00    $   118.76    $    37.50
Media General Restaurant Index        100            87.80        123.49        124.92        128.51        174.99
NASDAQ Market Index                   100           104.99        136.18        169.23        207.00        291.96


INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Audit Committee has not yet recommended to the Board of Directors an accounting firm to be engaged as independent auditor for the Company for 1999. The firm of Deloitte & Touche, LLP, served as the independent accountants for the Company for the fiscal year ending December 30, 1998. That firm has served as the auditor for the Company since 1991. Representatives of Deloitte & Touche are expected to be present at the annual meeting of shareholders to respond to appropriate questions.

PROPOSAL 2: OTHER MATTERS

         The Board of Directors is not aware of any other matters to come before the meeting. If any other business should come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment.

SHAREHOLDER PROPOSALS

         Proposals of shareholders to be presented at the 2000 Annual Meeting of Shareholders must be received by the Company (addressed to the attention of the Secretary) not later than February 11, 2000 to be considered for inclusion in the Company's proxy materials relating to that meeting. To be submitted at the meeting, any such proposal must be a proper subject for shareholder action under the laws of the State of Florida, and must otherwise conform to applicable regulations of the Commission. Excluding shareholder proposals to be included in the Company's proxy materials, a shareholder is required to comply with the Company's Bylaws with respect to any proposal to be brought before an annual meeting. The Bylaws generally require that each written proposal be delivered to or mailed and received by the Secretary of the Company at its principal executive office not less than sixty
(60) days nor more than ninety (90) days prior to the anniversary date of the prior year's annual meeting, among other conditions. The notice must include certain additional information as specified in the Bylaws.

SOLICITATION OF PROXIES

         This proxy is solicited by the Board of Directors of the Company. The cost of soliciting proxies will be borne by the Company. Following the original mailing of the proxy solicitation material, directors, officers, and certain employees regularly employed by the Company (who will receive no compensation in addition to their regular compensation for these services) may solicit proxies by mail, telephone, facsimile and other electronic means.

         The Company has also retained _____________, at an estimated fee of $10,000 plus reasonable disbursements, postage, filing fees, courier charges, data transmissions and other expenses approved by the Company, to assist in the solicitation of proxies.

         The Company is endeavoring to limit its expenditures in connection with this proxy contest. Total amount estimated to be spent in connection with this solicitation is $20,000, of which approximately $1,500 has been spent to date. This amount includes expenditures for legal services, solicitors, postage, printing and related expenses but excludes amounts normally expended in soliciting for an election of directors in the absence of a contest and costs represented by salaries and wages of regular employees and officers. The total amount to be spent will vary depending upon, among other things, any developments that may occur in the proxy contest described in this Proxy Statement.

         The Company may request brokerage houses, banks, custodians and other nominees or fiduciaries to forward copies of its proxy material and Annual Report to beneficial owners of stock held in their names, and the Company will reimburse them for reasonable out-of-pocket expenses incurred with respect to such action.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

         The directors of the Company may be deemed to be participants in the solicitation of proxies on behalf of the Company. Certain information with respect to such participants is set forth in Annex A to this Proxy Statement. Information regarding each director's present principal occupation or employment, beneficial and record ownership of the Company's securities, certain transactions with the Company and future employment arrangements with the Company, is set forth under the captions "Biographical and Ownership Information on Nominees for Director", "Securities Ownership of Certain Beneficial Owners and of Management", "Compensation Committee Interlocks and Insider Participation", "Certain Relationships and Related Transactions" and "Employment Agreements".


         Except for the employment agreements with Messrs. Christman and Alexander described under the caption "Employment Agreements", no director or their associates has any understanding or arrangement with any person with respect to any future employment by the Company or its affiliates or with respect to any future transaction to which the Company or any of its affiliates will or may be a party.

         Except for the Standstill and Settlement Agreement described under the caption "Standstill and Settlement Agreement", options granted to directors described under the caption "Director Compensation" and options granted under the Long Term Incentive Plan described above, none of the foregoing persons is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to securities of the Company.

                                   IMPORTANT

         THE COMPANY'S BOARD OF DIRECTORS URGES YOU TO SIGN, DATE AND RETURN TODAY THE WHITE PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. DO NOT RETURN THE GOLD PROXY CARD SENT TO YOU BY BISCO.

         If you have already signed Bisco's proxy card, you can revoke it by signing, dating and mailing the enclosed WHITE proxy card in the enclosed envelope. The latest dated proxy card is the one that counts. Regardless of the number of shares that you own, your vote is very important.

         If your shares are held through a bank, broker, nominee or other representative, only that entity may execute a proxy. Please contact the representative for your account and request the representative to execute the WHITE proxy card on your behalf.

         If you require any assistance, please call ______________________ at
(800)


                                            By Order of the Board of Directors



                                            Lewis E. Christman, Jr.
                                            President and CEO


Dated:  June 11, 1999

                                    ANNEX A

                   TRADING INFORMATION REGARDING PARTICIPANTS

         The following table sets forth information with respect to all purchases and sales of shares by the Company's directors during the past two years:

-------------------------------------------------------------------------------------------------------------
                                                                   NUMBER OF
                                                                   SHARES
NAME                                     TRADE DATE                BOUGHT                      SOLD
-------------------------------------------------------------------------------------------------------------
Edward B. Alexander                      December 30, 1998          1,000
-------------------------------------------------------------------------------------------------------------
                                         December 31, 1998          1,500
-------------------------------------------------------------------------------------------------------------
Glen F. Ceiley                           May 19, 1997              66,160 (2)
-------------------------------------------------------------------------------------------------------------
                                         May 21, 1997                                          1,200 (1)
-------------------------------------------------------------------------------------------------------------
                                         June 10, 1997                                           930 (1)
-------------------------------------------------------------------------------------------------------------
                                         June 12, 1997                                         2,000 (1)
-------------------------------------------------------------------------------------------------------------
                                         July 1, 1997                                            500 (1)
-------------------------------------------------------------------------------------------------------------
                                         October 3, 1997              900 (1)
-------------------------------------------------------------------------------------------------------------
                                         October 8, 1997            2,400 (2)
-------------------------------------------------------------------------------------------------------------
                                         October 14, 1997             657 (2)
-------------------------------------------------------------------------------------------------------------
                                         October 14, 1997             500 (2)
-------------------------------------------------------------------------------------------------------------
                                         October 15, 1997           4,000 (2)
-------------------------------------------------------------------------------------------------------------
                                         October 16, 1997           2,550 (2)
-------------------------------------------------------------------------------------------------------------
                                         October 17, 1997           1,300 (2)
-------------------------------------------------------------------------------------------------------------
                                         October 20, 1997           1,200 (2)                 10,000 (1)
-------------------------------------------------------------------------------------------------------------
                                         October 21, 1997           1,740 (2)
-------------------------------------------------------------------------------------------------------------
                                         October 22, 1997           3,560 (2)
-------------------------------------------------------------------------------------------------------------
                                         October 27, 1997           1,929 (2)
-------------------------------------------------------------------------------------------------------------
                                         October 28, 1997           1,171 (2)
-------------------------------------------------------------------------------------------------------------
                                         November 3, 1997             140 (2)
-------------------------------------------------------------------------------------------------------------
                                         November 4, 1997           5,400 (2)
-------------------------------------------------------------------------------------------------------------
                                         November 6, 1997           2,000 (2)
-------------------------------------------------------------------------------------------------------------
                                         November 7, 1997           3,200 (2)
-------------------------------------------------------------------------------------------------------------
                                         November 12, 1997          2,800 (2)
-------------------------------------------------------------------------------------------------------------
                                         November 12, 1997          3,600 (2)
-------------------------------------------------------------------------------------------------------------
                                         November 13, 1997            200 (1)
-------------------------------------------------------------------------------------------------------------
                                         November 14, 1997          4,400 (1)
-------------------------------------------------------------------------------------------------------------
                                         November 14, 1997          2,000 (2)
-------------------------------------------------------------------------------------------------------------
                                         November 17, 1997            200 (2)
-------------------------------------------------------------------------------------------------------------
                                         November 20, 1997            440 (2)
-------------------------------------------------------------------------------------------------------------
                                         November 21, 1997          4,360 (2)
-------------------------------------------------------------------------------------------------------------
                                         November 24, 1997            500 (2)
-------------------------------------------------------------------------------------------------------------
                                         December 5, 1997           5,560 (2)
-------------------------------------------------------------------------------------------------------------
                                         December 10, 1997          3,440 (2)
-------------------------------------------------------------------------------------------------------------
                                         December 11, 1997            900 (2)
-------------------------------------------------------------------------------------------------------------
                                         December 12, 1997            600 (2)
-------------------------------------------------------------------------------------------------------------
                                         December 16, 1997          1,744 (2)
-------------------------------------------------------------------------------------------------------------
                                         December 17, 1997          1,145 (2)
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                                                   NUMBER OF
                                                                   SHARES
NAME                                     TRADE DATE                BOUGHT                      SOLD
-------------------------------------------------------------------------------------------------------------
                                         December 18, 1997         6,660 (2)
-------------------------------------------------------------------------------------------------------------
                                         December 19, 1997         4,340 (2)
-------------------------------------------------------------------------------------------------------------
                                         December 19, 1997         360 (3)
-------------------------------------------------------------------------------------------------------------
                                         December 22, 1997         5,300 (2)
-------------------------------------------------------------------------------------------------------------
                                         December 23, 1997         181 (2)
-------------------------------------------------------------------------------------------------------------
                                         December 24, 1997         562 (2)
-------------------------------------------------------------------------------------------------------------
                                         December 29, 1997         2,590 (2)
-------------------------------------------------------------------------------------------------------------
                                         December 30, 1997         4,325 (2)
-------------------------------------------------------------------------------------------------------------
                                         December 31, 1997         1,220 (2)
-------------------------------------------------------------------------------------------------------------
                                         January 5, 1998           1,500 (2)
-------------------------------------------------------------------------------------------------------------
                                         January 7, 1998           1,460 (2)
-------------------------------------------------------------------------------------------------------------
                                         January 8, 1998           1,100 (2)
-------------------------------------------------------------------------------------------------------------
                                         January 12, 1998          1,211 (2)
-------------------------------------------------------------------------------------------------------------
                                         January 15, 1998          2,100 (2)
-------------------------------------------------------------------------------------------------------------
                                         January 16, 1998          620 (2)
-------------------------------------------------------------------------------------------------------------
                                         January 21, 1998          2,140 (2)
-------------------------------------------------------------------------------------------------------------
                                         January 22, 1998          4,400 (2)
-------------------------------------------------------------------------------------------------------------
                                         January 23, 1998          800 (1)
-------------------------------------------------------------------------------------------------------------
                                         January 23, 1998          3,400 (2)
-------------------------------------------------------------------------------------------------------------
                                         January 26, 1998          200 (3)
-------------------------------------------------------------------------------------------------------------
                                         January 27, 1998          2,000 (2)
-------------------------------------------------------------------------------------------------------------
                                         January 27, 1998          600 (3)
-------------------------------------------------------------------------------------------------------------
                                         January 29, 1998          40 (2)
-------------------------------------------------------------------------------------------------------------
                                         January 30, 1998          3,288 (2)
-------------------------------------------------------------------------------------------------------------
                                         February 3, 1998          1,500 (2)
-------------------------------------------------------------------------------------------------------------
                                         February 5, 1998          400 (2)
-------------------------------------------------------------------------------------------------------------
                                         February 11, 1998         2,000 (2)
-------------------------------------------------------------------------------------------------------------
                                         February 13, 1998         400 (2)
-------------------------------------------------------------------------------------------------------------
                                         February 26, 1998         141,340 (2)
-------------------------------------------------------------------------------------------------------------
Lewis E. Christman, Jr.                  None                      None
-------------------------------------------------------------------------------------------------------------
Jay Conzen                               None                      None
-------------------------------------------------------------------------------------------------------------
Joseph M. Glickstein, Jr.                January 21, 1998          3,426
-------------------------------------------------------------------------------------------------------------
                                         January 26, 1999          1,800
-------------------------------------------------------------------------------------------------------------
                                         March 8, 1999             10,661 (4)
-------------------------------------------------------------------------------------------------------------
Richard M. Gray                          January 21, 1998          3,426
-------------------------------------------------------------------------------------------------------------
                                         February 2, 1999          1,800
-------------------------------------------------------------------------------------------------------------
                                         February 20, 1999         10,661 (4)
-------------------------------------------------------------------------------------------------------------
G. Alan Howard                           December 11, 1998         7,500
-------------------------------------------------------------------------------------------------------------
                                         February 24, 1999         12,461 (4)
-------------------------------------------------------------------------------------------------------------

--------------------

(1)      Transactions by Glen F. Ceiley.
(2)      Transactions by Bisco Industries, Inc.
(3)      Transactions by Bisco Industries, Inc. Profit Sharing and Savings Plan.
(4)      Exercise of stock options.

                  ADDITIONAL INFORMATION REGARDING PARTICIPANTS

         The following table sets forth the name and principal business address of each director which is also the address of the corporation or other organization employing the director. (Their principal occupations and the name and principal business of their employer are set forth in the Proxy Statement.)

EDWARD B. ALEXANDER -- Family Steak Houses of Florida, Inc., 2113 Florida Boulevard, Neptune Beach, Florida 32266.

GLEN F. CEILEY -- Bisco Industries, Inc., 704 West Southern Ave, Orange, California 92865

LEWIS E. CHRISTMAN, JR. -- Family Steak Houses of Florida, Inc., 2113 Florida Boulevard, Neptune Beach, Florida 32266.

JAY CONZEN -- Jay Conzen Investments, 704 West Southern Ave, Orange, California 92865

JOSEPH M. GLICKSTEIN, JR. -- Glickstein & Glickstein, P.A., 444 Third Street, Neptune Beach, Florida 32266

RICHARD M. GRAY -- Gray & Kelley, CPAs, 1829 Selva Grande Drive, Atlantic Beach 32233

G. ALAN HOWARD -- Homeside Lending, 7301 Baymeadows Way, Jacksonville, Florida 32256

                                                                      Appendix A

                      FAMILY STEAK HOUSES OF FLORIDA, INC.
              2113 Florida Boulevard, Neptune Beach, Florida 32266

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints William A. Garrett and Patrick Fekula (the "Proxy Agents"), and each of them individually, the attorneys, agents, and proxies of the undersigned with full power of substitution, to vote all of the shares of stock of Family Steak Houses of Florida, Inc. (the "Company"), owned by the undersigned on June 4, 1999, at the 1999 Annual Meeting of Shareholders of the Company, to be held at 10:00 a.m. on July 21, 1999, and any adjournment thereof, with all powers that the undersigned would possess if personally present, pursuant to the following directions:


                (Continued and to be signed on the reverse side)

                              FOLD AND DETACH HERE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Please mark your votes as indicated in this example         [X]

1.   ELECTION OF DIRECTORS

FOR all nominees              WITHHOLD
listed (except as             AUTHORITY
marked to the                 to vote for all
contrary below)               nominees listed below

     [ ]                             [ ]

Edward B. Alexander, Glen F. Ceiley, Lewis E. Christman, Jr., Jay Conzen, Joseph
M. Glickstein, Jr., Richard M. Gray and G. Alan Howard

(To withhold authority to vote for any individual nominee, strike out that nominee's name.)

2.   OTHER MATTERS

FOR Proxy Agents to vote in their discretion as to such other matters as may properly come before the meeting.

WITHHOLD AUTHORITY for proxy holders to vote in their discretion as to such other matters as may properly come before the meeting.

               FOR                 WITHHOLD AUTHORITY
               [ ]                        [ ]


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2. PLEASE MARK THE "FOR" BOX, SIGN, DATE AND MAIL THIS WHITE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

The undersigned hereby revokes any proxy heretofore given with respect to its Stock and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated June 11, 1999.


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Signature(s)

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Signature(s)

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Title or Capacity

DATED:                                     , 1999


IMPORTANT: Please date this proxy and sign exactly as your name or names appear(s) hereon. If the shares are held jointly, signatures should include both names. If a corporation, please sign in the full corporate name by a duly authorized officer stating his or her title. If a partnership, please sign in the partnership name by an authorized person. Personal representatives, executors, guardians and others signing in a representative capacity should give full title. This proxy shall vote all shares to which the signatory is entitled.


              PLEASE RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE.
                              FOLD AND DETACH HERE